Exhibit 10.1

Replacement Capital Covenant, dated as of December 15, 2005 (this “Replacement Capital Covenant”), by Burlington Northern Santa Fe Corporation, a Delaware corporation (together with its successors and assigns, the “Corporation”), in favor of and for the benefit of each Covered Debtholder (as defined below).

Recitals

A. On the date hereof, the Corporation is issuing $500,010,000 aggregate principal amount of its 6.613% Fixed Rate/Floating Rate Junior Subordinated Notes due December 15, 2055 (the “Notes”) to BNSF Funding Trust I (the “Trust”).

B. On the date hereof, the Trust is issuing 500,000 shares of its 6.613% Fixed Rate/Floating Rate Trust Preferred Securities (the “Trust Preferred Securities” and together with the Notes, the “Securities”).

C. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Prospectus Supplement, dated December 12, 2005, relating to the Trust Preferred Securities.

D. The Corporation desires that the covenants provided in this Replacement Capital Covenant be enforceable by each Covered Debtholder (as defined herein) and that the Corporation be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

NOW, THEREFORE, the Corporation hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.

SECTION 1. Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals), have the meanings set forth in Schedule I hereto.

SECTION 2. Limitations on Redemption and Repurchase of Securities. The Corporation hereby promises and covenants to and for the benefit of each Covered Debtholder that the Corporation shall not, and shall cause the Trust not to, redeem or repurchase all or any part of the Securities on or before December 15, 2040 except to the extent that the total redemption or repurchase price therefor is equal to or less than the sum of (a) the Applicable Percentage of the aggregate net cash proceeds received by the Corporation or its Subsidiaries from non-affiliates during the 180 days prior to the applicable redemption or repurchase date from the issuance and sale of Common Stock plus (b) 100% of the aggregate net cash proceeds received by the Corporation or its Subsidiaries from non-affiliates during the 180 days prior to the applicable redemption or repurchase date from the issuance and sale of Replacement Capital Securities (other than Common Stock). For the avoidance of doubt, persons covered by Corporation’s dividend reinvestment plan and employee benefit plans shall be deemed non-affiliates for purposes of this Section 2.

SECTION 3. Covered Debt. (a) The Corporation represents and warrants that the Initial Covered Debt is Eligible Debt.

(b) (i) During the period commencing on the earlier of (x) the date two years and 30 days prior to the final maturity date for the then effective Covered Debt and (y) the date on which the Corporation gives notice of redemption of the then effective Covered Debt if such redemption is in whole or in part and, after giving effect to such redemption, the outstanding principal of such Covered Debt would be less than $100,000,000, or (ii) if earlier than the date specified in clauses (x) and (y) of this Section 3(b)(i), on the date on which the Corporation or a Subsidiary of the Corporation repurchases the then effective Covered Debt in whole or in part and, after giving effect to such repurchase, the outstanding principal amount of such Covered Debt would be less than $100,000,000, the Corporation shall identify the series of its Eligible Debt that will become the Covered Debt on the related Redesignation Date in accordance with the following procedures:

(A) the Corporation shall identify each series of its then outstanding long-term indebtedness for money borrowed that is Eligible Debt;

(B) if only one series of the Corporation’s then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

(C) if the Corporation has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest occurring final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the upcoming Redesignation Date;

(D) the series of the Corporation’s then outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (B) or (C) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of the Corporation’s outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b);

(E) in connection with such identification of a new series of Covered Debt, the Corporation shall give the notice provided for in Section 4 within the time frame provided for in such section.

(c) Notwithstanding any other provisions of this Replacement Capital Covenant, if on any date the Corporation has then outstanding one or more series of Eligible Subordinated Debt, such one or more series of Eligible Subordinated Debt shall be identified as Covered Debt in accordance with Section 3(b) and no Eligible Senior Debt shall then be Covered Debt.

SECTION 4. Notice. The Corporation covenants that:

(a) simultaneous with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, the Corporation shall give notice to the Holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such Holders hereunder;

(b) within 30 days after a series of the Corporation’s long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, give notice of such occurrence to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and, thereafter, publicly announce such occurrence in the Corporation’s quarterly report on Form 10-Q or Form 10-K, as applicable (or any successor to such forms), that immediately follows the giving of such notice;

(c) promptly upon request by any Holder of Covered Debt, provide such Holder with an executed copy of this Replacement Capital Covenant.

SECTION 5. Term. (a) The obligations of the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of (i) December 15, 2040, (ii) with respect to particular series of Covered Debt, the date, if any, on which the Holders of at least 51% by principal amount of each of such Covered Debt consent or agree in writing to the elimination of such covenants as covenants in favor of such Holders and (iii) the date on which the Corporation has no outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (iv) of the definition of each such term). From and after the Termination Date, the obligations of the Corporation pursuant to this Replacement Capital Covenant shall be of no further force and effect with respect to such Holders, or otherwise.

(b) For purposes of Section 5(a), the Holders whose consent or agreement is required to terminate the covenants in Section 2 shall be the Holders of the then effective Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation proposes to cause the covenants in Section 2 to be of no further force and effect.

SECTION 6. Miscellaneous. (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles.

(b) This Replacement Capital Covenant shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by the Corporation that any Person who is a Covered Debtholder at the time such Person acquires or sells Covered Debt shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money of the Corporation owned by such Person is Covered Debt and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt).

(c) The Corporation acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and that, were the Corporation to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.

(d) All demands, notices, requests and other communications to the Corporation under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Corporation by a national or international courier service, on the date of receipt by the Corporation (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to the Corporation at the address set forth below, or at such other address as the Corporation may thereafter post on its website as the address for notices under this Replacement Capital Covenant:

Burlington Northern Santa Fe Corporation

2650 Lou Menk Drive

Forth Worth, Texas 76131-2830

(800) 795-2673

IN WITNESS WHEREOF, the Corporation has caused this Replacement Capital Covenant to be executed by its duly authorized officer, as of the day and year first above written.

Burlington Northern Santa Fe Corporation

By:
Name:
Title:

Schedule I

Definitions

“Alternative Payment Mechanism” means, with respect to any securities or combination of securities referred to in the definition of Replacement Capital Securities, that such securities or related transaction agreements include a provision, substantially similar to Section 5.4 of the First Supplemental Indenture, to the effect that (i) if required by a Mandatory Trigger Provision or if the Corporation has exhausted its rights to defer Distributions at its option pursuant to an Optional Deferral Provision, the Corporation shall, unless a Market Disruption Event has occurred and is continuing, (a) issue and sell shares of its common stock and/or Qualifying Preferred Stock in amount such that the net proceeds of such sale shall equal or exceed such Distributions and (b) apply the net proceeds of such sale to pay Distributions to be paid in full, or (ii) if permitted, but not required, by a Mandatory Trigger Provision, the Corporation may (a) issue and sell shares of its common stock and/or Qualifying Preferred Stock in amount such that the net proceeds of such sale shall equal or exceed such Distributions and (b) apply the net proceeds of such sale to pay Distributions to be paid in full, provided that the aggregate net proceeds from the issuance or sale of Qualifying Preferred Stock that may be used to pay Distributions shall not exceed 25% of the aggregate initial principal amount of the Notes.

“Applicable Percentage” means, in respect of any issuance and sales of Common Stock during the 180 days prior to the date of redemption or repurchase of any Securities, (a) if such Securities are redeemed or repurchased after December 15, 2005 and on or before December 15, 2025, 133.33%, (b) if such Securities are redeemed or repurchased after December 15, 2025 and on or prior to December 15, 2045, 200.00%, and (c) if such Securities are redeemed or repurchased after December 15, 2035 and on or prior to December 15, 2040, 400.00%.

“Business Day” means each day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means common stock of the Corporation (including treasury shares of common stock and shares of common stock sold pursuant to the Corporation’s dividend reinvestment plan and employee benefit plans).

“Corporation” has the meaning specified in the introduction to this instrument.

“Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells long-term indebtedness for money borrowed of the Corporation during the period that such long-term indebtedness for money borrowed is Covered Debt.

“Covered Debt” means (i) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (ii) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

“Distribution Date” means, as to any securities or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

“Distribution Period” means, as to any securities or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.

“Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Corporation.

“Eligible Debt” means, at any time, Eligible Subordinated Debt or if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.

“Eligible Senior Debt” means, at any time, each series of the Corporation’s then outstanding long-term indebtedness for money borrowed that (i) upon a bankruptcy, liquidation, dissolution or winding up of the Corporation, ranks most senior among the Corporation’s then outstanding classes of indebtedness for money borrowed, (ii) is then assigned a rating by at least one NRSRO (provided that this clause shall apply on a Redesignation Date only if on such date the Corporation has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (i), (iii) and (iv) that is then assigned a rating by at least one NRSRO), (iii) has an outstanding principal amount of not less than $100,000,000, and (iv) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed of the Corporation that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the Corporation, the securities of such intermediate entity have) a separate CUSIP number shall be deemed to be a series of the Corporation’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Eligible Subordinated Debt” means, at any time, each series of the Corporation’s then outstanding long-term indebtedness for money borrowed that (i) upon a bankruptcy, liquidation, dissolution or winding up of the Corporation, ranks subordinate to the Corporation’s then outstanding series of indebtedness for money borrowed that ranks most senior, (ii) is then assigned a rating by at least one NRSRO (provided that this clause (ii) shall apply on a Redesignation Date only if on such date the Corporation has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (i), (iii) and (iv) that is then assigned a rating by at least one

NRSRO), (iii) has an outstanding principal amount of not less than $100,000,000, and (iv) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed of the Corporation that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the Corporation, the securities of such intermediate entity have) a separate CUSIP number shall be deemed to be a series of the Corporation’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Explicit Replacement Covenant” means, as to any security or combination of securities, that the Corporation has made a covenant, substantially similar to the Replacement Capital Covenant to the effect that the Corporation will redeem or repurchase such securities only if and to the extent that the total redemption or repurchase price is equal to or less than the Replacement Capital Securities as defined herein but as applied to such securities instead of to the Securities, and that the Corporation has reasonably determined, after consultation with counsel, that such covenant is binding on the Corporation for the benefit of one or more series of the Corporation’s long-term indebtedness for money borrowed.

“First Supplemental Indenture” means the First Supplemental Indenture, dated as of December 15, 2005, between the Corporation and U.S. Bank Trust National Association, as trustee thereunder.

“Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt.

“Indenture” means the Indenture, dated as of December 8, 2005, between the Corporation and U.S. Bank Trust National Association, as trustee thereunder, as amended, supplemented or otherwise modified by the First Supplemental Indenture.

“Initial Covered Debt” means the Corporation’s 7.25% Debentures due August 1, 2097, CUSIP No. 12189TAF1.

“Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the Corporation has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the Corporation under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the Corporation will redeem or repurchase such securities only with Replacement Capital Securities, as defined herein but as applied to such securities instead of to the Securities, raised within 180 days prior to the applicable redemption or repurchase date.

“Mandatory Trigger Provision” means, as to any security or combination of securities, a provision in the terms thereof or of the related transaction agreements to the effect that (i) if Distributions are cumulative, the Corporation is required to settle Distributions on such securities pursuant to the Alternative Payment Mechanism or (ii) if Distributions are non-cumulative, the Corporation is permitted to settle Distributions on such securities pursuant to the Alternative Payment Mechanism, in each case, if the Corporation fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(a) trading in securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the Corporation’s common stock or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted;

(b) the Corporation would be required to obtain the consent or approval of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue shares of the Corporation’s common stock or perpetual non-cumulative preferred stock and the Corporation fails to obtain that consent or approval notwithstanding the Corporation’s commercially reasonable efforts to obtain that consent or approval; or

(c) an event occurs and is continuing as a result of which the offering document for the offer and sale of the Corporation’s common stock or perpetual non-cumulative preferred stock would, in the Corporation’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at the time the event occurs, in the Corporation’s reasonable judgment, would have a material adverse effect on the Corporation’s business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Corporation’s ability to consummate that transaction, provided that one or more events described in this subsection (c) shall not constitute a Market Disruption Event with respect to more than one interest payment date.

“Non-Cumulative Preferred Stock” means preferred stock having Distributions which may be skipped by the issuer thereof for any number of distribution periods without any remedy arising under the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of such issuer’s failure to pay Distributions, other than Permitted Remedies.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act.

“Optional Deferral Provision” means, as to any security or combination of securities, a provision in the terms thereof or of the related transaction agreements, substantially similar to Section 4.1 of the First Supplemental Indenture, to the effect that the issuer thereof may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is then continuing, ten years, without any remedy other than Permitted Remedies as a result of such issuer’s failure to pay Distributions.

“Permitted Remedies” means, as to any security or combination of securities, any one or more of (i) rights in favor of the holders thereof permitting such holders to elect one or more directors of the Corporation (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), (ii) prohibitions on the Corporation paying Distributions on or repurchasing common stock or other securities that rank junior as to Distributions to such securities for so long as Distributions on such securities, including deferred distributions, have not been paid in full or to such lesser extent as may be specified in the terms of such securities, and (iii) provisions obliging the Corporation to cause such unpaid Distributions to be paid in full pursuant to an Alternative Payment Mechanism.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Qualifying Preferred Stock” means preferred stock of the Corporation that (i) rank pari passu with or junior to the Securities, (ii) are perpetual with no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (iii) are Non-Cumulative Preferred Stock and (iv) either (a) whether by its terms or when taken together with any related transaction agreement, includes an Explicit Replacement Covenant or (b) includes a Mandatory Trigger Provision.

“Redesignation Date” means, as to the then effective Covered Debt, the earliest of (i) the date that is two years prior to the final maturity date of such Covered Debt, (ii) if the Corporation elects to redeem, or the Corporation or a Subsidiary of the Corporation elects to repurchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption or repurchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption or repurchase date and (iii) if the then outstanding Covered Debt is not Eligible Subordinated Debt, the date on which the Corporation issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.

“Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.

“Replacement Capital Securities” shall mean:

(a) with respect to Securities that are redeemed or repurchased after December 15, 2005 and on or prior to December 15, 2025,

(i) Common Stock;

(ii) Non-Cumulative Preferred Stock having either:

(A) no maturity or a maturity of at least 60 years and (1) an Explicit Replacement Covenant or (2) a Mandatory Trigger Provision and Intent-Based Replacement Disclosure; or

(B) no maturity or a maturity of at least 40 years and both (1) an Explicit Replacement Covenant and (2) a Mandatory Trigger Provision;

(iii) cumulative preferred stock with

(A) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise; and

(B) a requirement that the Preferred Stock converts into common stock of the Corporation within three years from the date of issuance; or

(iv) other securities that:

(A) rank upon on a liquidation, dissolution or winding-up of the Corporation either (1) pari passu with or junior to the Notes or (2) pari passu with the claims of the Corporation’s trade creditors and junior to all of the Corporation’s long-term indebtedness for money borrowed (other than the Corporation’s long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of the Corporation); and

(B) include distribution deferral provisions in the terms thereof or of the related transaction agreements, substantially similar to Sections 4.1 and 4.2 of the First Supplemental Indenture; and

(C) either (1) have no maturity or a maturity of at least 60 years and Intent-Based Replacement Disclosure, or (2) have no maturity or a maturity of at least 40 years and an Explicit Replacement Covenant;

(b) with respect to Securities that are redeemed or repurchased after December 15, 2025 and on or prior to December 15, 2035,

(i) Common Stock;

(ii) securities described in paragraph (a)(ii)-(iv) of this definition;

(iii) Non-Cumulative Preferred Stock having either

(A) no maturity or a maturity of at least 60 years, and either (1) Intent-Based Replacement Disclosure or (2) a Mandatory Trigger Provision; or

(B) a maturity of at least 40 years but not more than 59 years, and both (1) an Intent-Based Replacement Disclosure and (2) a Mandatory Trigger Provision; or

(iv) other securities that:

(A) rank upon a liquidation, dissolution or winding-up of the Corporation either (1) pari passu with or junior to the Notes or (2) pari passu with the claims of the Corporation’s trade creditors and junior to all of the Corporation’s long-term indebtedness for money borrowed (other than the Corporation’s long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of the Corporation); and

(B) include distribution deferral provisions in the terms thereof or of the related transaction agreements, substantially similar to Sections 4.1 and 4.2 of the First Supplemental Indenture;

(C) a maturity of at least 40 but not more than 59 years and have Intent-Based Replacement Disclosure; and

(c) with respect to Securities are that redeemed or repurchased after December 15, 2035 and on or prior to December 15, 2040,

(i) Common Stock;

(ii) securities described in paragraph b(ii)-(iv) of this definition, or

(iii) preferred stock, having a maturity, if any, of at least 60 years, and either (A) cumulative Distributions and Intent-Based Replacement Disclosure, or (B) non-cumulative Distributions.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Securities” has the meaning specified in Recital A.

“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.